Exhibit 5.1

January 28, 2015

Banc of America Merrill Lynch Commercial Mortgage Inc.
Bank of America Tower
One Bryant Park
New York, New York 10036

Re:	Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation (the “Registrant”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of Commercial Mortgage Pass-Through Certificates (the “Certificates”), and the filing of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the Certificates.  Each prospectus included in the Registration Statement describes the Certificates to be sold by the Registrant in one or more series (each, a “Series”) of Certificates.  Each Series of Certificates will be issued under a separate pooling and servicing agreement (each such agreement, a “Pooling and Servicing Agreement”) among the Registrant, a master servicer (a “Master Servicer”), a special servicer (a “Special Servicer”), a trustee (a “Trustee”) and, if applicable, such other parties to be identified in the prospectus supplement for such Series.  A form of Pooling and Servicing Agreement is included as an exhibit to the Registration Statement.  Capitalized terms used herein but not defined herein have the respective meanings given to them in the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Registration Statement and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission (the “Commission”) through the Commission’s Electronic Data Gathering, Analysis and

Retrieval System to the printed document reviewed by us, the accuracy of the matters set forth in the documents, agreements and instruments we reviewed, and that such documents, agreements and instruments evidence the entire understanding between the parties and have not been amended, modified or supplemented in any manner material to the opinions expressed herein.  As to any facts material to such opinions that were not known to us, we have relied upon oral and written statements and representations of officers and other representatives of the Registrant and of public officials.  Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Registrant in connection with the preparation and delivery of this letter.

We have also assumed (x) the legal capacity of all natural persons and (y) (except to the extent expressly opined on herein) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.  As used herein, “to our knowledge”, “known to us” or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in representing the Company with respect to the transactions contemplated by each Pooling and Servicing Agreement.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York (without regard to conflicts of laws principles), and, to the extent expressly referred to in this opinion letter, the federal laws of the United States of America.  In rendering this opinion letter, we have not passed upon and do not pass upon the application of the “doing business” or securities laws of any jurisdiction.  This opinion letter is further subject to the qualification that enforceability may be limited by: (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally; (2) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (3) forum non conveniens or venue clauses; (4) waivers of rights or protective legal requirements; (5) setoff clauses; (6) limitations of liability; and (7) severability clauses. Furthermore, enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of setoff or (b) relating to submission to jurisdiction or service of process, may be limited by applicable law or considerations of public policy.

Based upon and subject to the foregoing, we are of the opinion that, with respect to a series of Certificates as to which we are designated as counsel in the applicable prospectus supplement:

1.    When a Pooling and Servicing Agreement for such Series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the Registrant and, when the Certificates of such Series have been duly executed, authenticated and delivered by the Trustee in the manner contemplated in the Pooling and Servicing Agreement and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, the Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of the Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement .

2.    The descriptions of federal income tax consequences appearing under the heading “Material Federal Income Tax Consequences” in the base prospectus and in the form of prospectus supplement contained in the Registration Statement accurately describe the material federal income tax consequences to holders of Certificates under existing law and subject to the qualifications and assumptions stated therein.  We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and, with respect to any Series of Certificates for which we act as counsel to the Depositor, to the reference to Cadwalader, Wickersham & Taft LLP and the discussion of our opinions set forth in this letter under the headings “LEGAL MATTERS” and “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in the prospectus, which is part of the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

In addition, we disclaim any obligation to update this letter or communicate with or advise you as to any changes in fact or law, or otherwise.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP